SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                           JUNE 6, 2003 (JUNE 6, 2003)



                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of Registrant as specified in its Charter)



       OKLAHOMA                        1-13726                   73-1395733
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)


  6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA                 73118
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(Address of principal executive offices)                           (Zip Code)



                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a press release on June 6, 2003:


        CHESAPEAKE ENERGY CORPORATION ANNOUNCES THE ELECTION OF GOVERNOR
                  FRANK KEATING AND THE RETIREMENT OF EDGAR F.
                HEIZER, JR. FROM CHESAPEAKE'S BOARD OF DIRECTORS


     OKLAHOMA CITY, OKLAHOMA, JUNE 6, 2003 - Chesapeake Energy Corporation (NYSE: CHK) today announced that its Board of Directors has elected Governor Frank Keating to a term expiring in 2004 and that Edgar F. Heizer, Jr. is retiring from Chesapeake's Board after deciding not to stand for re-election. Heizer, 73, was a founding member of Chesapeake's Board, first serving as an Advisory Director in 1992 and then becoming a full Board member at the time of Chesapeake's IPO in February 1993. Heizer, who resides in Lake Forest, Illinois, was Chesapeake's most important individual investor prior to its IPO and has been one of the country's preeminent venture capitalists during the past four decades.

     Governor Keating, 59, is the President and Chief Executive Officer of the American Council of Life Insurers, a large trade organization based in Washington, D.C. He was raised in Tulsa and graduated from Georgetown University in 1966 and from the University of Oklahoma law school in 1969. Upon graduation from law school, Keating became a special agent in the FBI and then served as Assistant District Attorney in Tulsa County. In 1972, Keating was elected to the Oklahoma House of Representatives and two years later was elected to the Oklahoma State Senate, where he rose to the position of minority leader.

     In 1981, President Reagan appointed Keating as the U.S. Attorney for the Northern District of Oklahoma. In 1985, he left Oklahoma to begin seven years of service in the Reagan and Bush administrations. During that time, Governor Keating served as Assistant Secretary of the Treasury, Associate Attorney General in the Justice Department and as General Counsel and Acting Deputy Secretary of the Department of Housing and Urban Development.

     In 1994, Keating returned to Oklahoma to run for governor. He was elected by a wide margin and was sworn in as Oklahoma's 25th Governor in January 1995. In 1998, Governor Keating was re-elected in a landslide, becoming the first Republican Governor of Oklahoma to be re-elected to consecutive terms. Oklahoma's constitution prohibited him from running for a third term.

     Governor Keating will bring substantial energy industry experience to the Chesapeake Board. His father founded the successful Keating Drilling Company in Tulsa in 1942. In addition to working in the industry and presiding over statewide energy policy for eight years while Governor, Keating has also managed a family mineral company and served as Chairman of the Interstate Oil and Gas Compact Commission during 1997-98.

     Governor Keating's election and Heizer's retirement maintains the size of Chesapeake's Board at seven. Management is represented by Aubrey K. McClendon and Tom L. Ward, the company's co-founders. The other Board members are Breene
M. Kerr of Easton, Maryland; Charles T. Maxwell of Bronxville, New York; Shannon
T. Self of Oklahoma City; and Frederick B. Whittemore of New York City.



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                               MANAGEMENT COMMENT

     Aubrey K. McClendon, Chairman and Chief Executive Officer of Chesapeake said of Governor Keating's appointment, "We are extremely pleased to have Frank join Chesapeake's Board. Governor Keating is a man of exceptional accomplishment, leadership skills and personal character. From his family background in the industry and his two terms as Oklahoma's governor, Governor Keating understands energy issues and the industry's importance to the U.S. economy. In a time of growing political debate about the country's energy policies, we will particularly appreciate his in-depth understanding of energy public policy issues."

     "Founded by Oklahomans in Oklahoma in 1989, Chesapeake came of age during Governor Keating's two terms. During those eight years, we were always proud of his leadership of our state and especially appreciated his thorough understanding of the issues facing the oil and natural gas industry. We will greatly benefit from Governor Keating's experience and counsel in the years ahead."

     "We are especially sad to announce the resignation of Ned Heizer from Chesapeake's Board. Ned has encountered some health issues in the past few months that have made him unable to continue serving on Chesapeake's Board. Ned was our earliest true believer and his financial commitment to Chesapeake in the pre-IPO days was critical to growth of the company. Were it not for Ned Heizer, Chesapeake's early days would have been considerably more difficult. We are grateful for his wise counsel and deep commitment over the years and we will truly miss his presence on the Board. However, Ned has agreed to accept a new position as Director Emeritus, in which he will continue to provide thoughtful counsel to us in the years ahead."

     Chesapeake Energy Corporation is one of the eight largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           CHESAPEAKE ENERGY CORPORATION


                                           BY: /S/ AUBREY K. MCCLENDON
                                           ------------------------------------
                                                   AUBREY K. MCCLENDON
                                                Chairman of the Board and
                                                 Chief Executive Officer

Dated:        June 6, 2003



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